INDEX TO EXHIBITS



                                                        Sequentially
   Exhibit                                              Numbered
   Number           Description                         Page  (NA)

   4.1      Restated Certificate of Incorporation of Synergen,
            Inc. effective as of June 24, 1991 (2)

   4.2 Certificate of Amendment to the Certificate of Incorporation of Synergen, Inc. effective as of June 17, 1992 (4)

   4.3      Amended and Restated Bylaws of Synergen, Inc.
            effective as of October 11, 1983 (1)

   4.4      Form of Common Stock Certificate (1)

   4.5 Rights Agreement, dated as of October 24, 1991, between Synergen, Inc. and Manufacturers Hanover
            Trust Company of California, as Rights Agent (3)

   4.6      Form of Certificate of Designations of Series A
            Junior Participating Preferred Stock of Synergen,
            Inc. (3)

   5.1      Legality opinion of Holme Roberts & Owen LLC

   23.1     Consent of Deloitte & Touche LLP

   23.2 Consent of Holme Roberts & Owen LLC is contained in its legality opinion filed as Exhibit 5.1

   24.1     Powers of Attorney

   ____________________

   (1) Incorporated by reference herein from the Registration Statement on Form S-1 of Synergen, Inc. filed January 30, 1986; file number 33-3005.

   (2) Incorporated by reference herein from the Registration Statement on rm S-4 of Synergen, Inc. filed July 18, 1991 (as amended by Amendments filed August 5, 1991, September 9, 1991, November 7, 1991, November 13, 1991, January 31, 1992 and April 29, 1992);
       fle number 33-41797.

   (3) Incorporated by reference herein from the Registration Statement on Form 8-A of Synergen, Inc. filed November 5, 1991 (as amended by the Form 8 Amendment of Synergen, Inc. filed November 7,
       1991); file number 0-14339.

   (4) Incorporated by reference herein from the Registration Statement on Form S-8 of Synergen, Inc. filed September 11, 1992; file number 33-51918.

                               EXHIBIT 5.1

                            0PINION OF LEGALITY

                        Holme Roberts & Owen LLC
                        1700 Lincoln, Suite 4100
                          Denver, CO  80203



                         September 7, 1994


Synergen, Inc.
1885 33rd Street
Boulder, CO 80301

Ladies and Gentlemen:

     Reference is made to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 7, 1994 (the "Registration Statement") by Synergen, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 25,000 shares of its common stock, $0.01 par value (the "Common Stock").

     As counsel for the Company, we have examined such documents and reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based on the foregoing, we are of the opinion that the shares of Common Stock, when sold and delivered by the Company pursuant to the Company's Stock Option Agreement with Barry MacTaggart and the Company's arrangement for grants of Common Stock to Directors in lieu of retainer fees covered by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

     We do not express an opinion on any matters other than those expressly set forth in this letter.

                         Very truly yours,

                         HOLME ROBERTS & OWEN LLC


                             s/Nick Nimmo
                         By: Nick Nimmo
                             Member